EXHIBIT 10.3

                      CONSENT OF ANDRE M. PAUWELS, P. GEO












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                                ANDRE M. PAUWELS
                              Consulting Geologist


                                                             September 11, 2003





Bravo Resources Ltd.
Suite 207 - 1020 Hamilton Street
Vancouver, BC
V7B 2R9



Attention Mr. Daniel Savino, President


Dear Mr. Savino,


         I consent to the use in this Registration Statement of Bravo Resources Ltd. (the "Company") on Form SB-1, of my report dated October 18, 2002 relating to the Spark Mineral Claim Group and the reference to me as a Professional Geoscientist in the Prospectus, which is part of this Registration Statement. I also consent to the quotation of that report in the Prospectus.






                                                        Sincerely,


                                                        /s/ Andre M. Pauwels


                                                        Andre M. Pauwels







                   4900 Mariposa Court * Richmond BC * V7C 2J9
                    Phone: 604 240 8560 * home: 604 277 8009